Contact:       Paul Coghlan                              6:30 EDT
               Vice President, Finance                   Tuesday, July 22, 2003
               (408) 432-1900                            US1


LINEAR TECHNOLOGY REPORTS ANNUAL AND QUARTERLY INCREASE IN SALES AND PROFITS.

         Milpitas, California, July 22, 2003, Linear Technology Corporation (NASDAQ-LLTC), a leading, independent manufacturer of high performance linear integrated circuits, today announced that net sales for its fiscal year ended June 29, 2003, were $606,573,000, an increase of 18% from net sales of $512,282,000 for the previous year. The Company also reported net income for the year of $236,591,000 or $0.74 diluted earnings per share, an increase of 20% from $197,629,000 or $0.60 diluted earnings per share reported for fiscal 2002. Net sales for the fourth quarter ended June 29, 2003 were $165,767,000, an 18% increase from net sales of $140,757,000 for the fourth quarter of the previous year. Net income for the quarter was $66,004,000 or $0.21 diluted earnings per share, compared with $55,034,000 or $0.17 diluted earnings per share, an increase of 20% from the fourth quarter of the previous year. Return on Sales was 40% for the quarter and 39% for the year. A cash dividend of $0.06 per share will be paid on August 20, 2003 to stockholders of record on August 1, 2003. The Company generated additional cash and short-term investments of $272 million for the year and $92 million for the fourth quarter before the purchase of common stock. The Company purchased 8,390,348 shares of its common stock for $230 million for the year including 1,945,000 shares for $64 million in the quarter, resulting in a net increase in cash and short-term investments of $42 million for the year and $28 million for the quarter.

         According to Robert H. Swanson, Chairman of the Board and CEO, "Fiscal 2003 was a successful, but challenging year for Linear, as we reported solid growth in a modestly improving economic environment. We benefited from the demand for our high-performance analog solutions in many new diverse applications in wireless, high-end consumer, automotive, security, computer, military, industrial/medical and networking. Our sales increased 18%, and operating income improved 31%. We had an increase in net income of 20%, which was impacted by a decrease in interest income due to the dramatic decrease in interest rates.

         Although the overall demand for our products is improving, our customers continue to be cautious in their ordering patterns. While accurately forecasting short-term results remains a challenge, we expect low single digit growth in sales and profits in the September quarter, which is in line with our normal summer quarter patterns.

         Except for historical information contained herein, the matters set forth in this press release are forward-looking statements. In particular, the statements regarding the demand for our products, our customers' ordering patterns and the anticipated growth of our sales and profits are forward-looking statements. The forward-looking statements are dependent on certain risks and uncertainities, including such factors, among others, as the timing, volume and pricing of new orders received and shipped, the timely introduction of new processes and products, general conditions in the world economy and financial markets and other factors described in our 10-K for the fiscal year ended June 30, 2002.

         Company officials will be discussing these results in greater detail in a conference call tomorrow, Wednesday, July 23, 2003 at 8:30 a.m. Pacific Coast Time. Those investors wishing to listen in may call (719) 457-2641 before 8:15 a.m. to be included in the audience. There will be a live webcast of this conference call that can be accessed through www.linear.com or www.streetevents.com. A replay of the conference call will be available from July 23 through July 29, 2003. You may access this post view by calling (719) 457-0820 and entering reservation #191442. An archive of the webcast will also be available at www.linear.com and www.streetevents.com as of July 23, 2003 until the fourth quarter earnings release next year.

         Linear Technology Corporation was founded in 1981 as a manufacturer of high performance linear integrated circuits. Linear Technology products include operational, instrumentation and audio amplifiers; voltage regulators, power management devices, DC-DC converters and voltage references; comparators; monolithic filters; communications interface circuits; one-chip data acquisition sub-systems; pulse-width modulators and sample-and-hold devices; and high frequency devices. Applications for Linear Technology's high performance circuits include wireless and broadband telecommunications infrastructure, cellular telephones, networking products and satellite systems, notebook and desk top computers, computer peripherals, video/multimedia, industrial and medical instrumentation, automotive electronics, factory automation, process control, military and space systems, and high-end consumer products including digital cameras, MP3 players and other electronic products.

         For  further  information  contact  Paul  Coghlan at Linear  Technology
Corporation,   1630  McCarthy  Blvd.,  Milpitas,  California  95035-7417,  (408)
432-1900.

                          LINEAR TECHNOLOGY CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (In thousands, except per share amounts)

                                                                     Three Months Ended                          Year Ended
                                                                ----------------------------            ----------------------------
                                                                        (unaudited)                               (audited)

                                                                June 29,            June 30,             June 29,           June 30,
                                                                  2003                2002                2003                2002
                                                                --------            --------            --------            --------
Net sales                                                       $165,767            $140,757            $606,573            $512,282

Cost of sales                                                     40,455              36,821             155,066             144,719
                                                                --------            --------            --------            --------

    Gross profit                                                 125,312             103,936             451,507             367,563
                                                                --------            --------            --------            --------

Expenses:

    Research & development                                        24,396              21,521              91,410              79,839

    Selling, general and
      administrative                                              16,241              16,755              65,586              62,625
                                                                --------            --------            --------            --------

                                                                  40,637              38,276             156,996             142,464
                                                                --------            --------            --------            --------

    Operating income                                              84,675              65,660             294,511             225,099

    Interest income - net                                          8,288              11,852              38,715              53,251
                                                                --------            --------            --------            --------

Income before income taxes                                        92,963              77,512             333,226             278,350

Provision for income taxes                                        26,959              22,478              96,635              80,721
                                                                --------            --------            --------            --------

Net income                                                      $ 66,004            $ 55,034            $236,591            $197,629
                                                                ========            ========            ========            ========

Basic earnings per share                                        $   0.21            $   0.17            $   0.76            $   0.62
                                                                ========            ========            ========            ========

Shares used in the
     calculation of basic
     earnings per share                                          312,907             316,784             313,115             317,215
                                                                ========            ========            ========            ========

Diluted earnings per share                                      $   0.21            $   0.17            $   0.74            $   0.60
                                                                ========            ========            ========            ========

Shares used in the
     calculation of diluted
     earnings per share                                          321,847             327,075             321,375             328,538
                                                                ========            ========            ========            ========

                          LINEAR TECHNOLOGY CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (Dollars in thousands)

                                                        June 29,       June 30,
                                                         2003           2002
                                                       (audited)      (audited)
                                                      ----------      ----------
ASSETS

Current assets:
     Cash, cash equivalents and
     short-term investments                           $1,593,567      $1,552,030

     Accounts receivable, net of
         allowance for doubtful
         accounts of $1,762 ($1,302 at
         June 30, 2002)                                   80,094          81,447

     Inventories                                          32,094          28,942

     Deferred tax assets and other
         current assets                                   70,245          65,162
                                                      ----------      ----------

     Total current assets                              1,776,000       1,727,581
                                                      ----------      ----------

Property, plant & equipment,
     net                                                 223,444         260,852
Other non current assets                                  57,435            --
                                                      ----------      ----------

                                                      $2,056,879      $1,988,433
                                                      ==========      ==========


                                                      June 29,        June 30,
                                                        2003            2002
                                                      (audited)       (audited)
                                                     ----------       ----------

LIABILITIES & STOCKHOLDERS ' EQUITY

Current liabilities:
   Accounts payable                                  $    7,480       $    5,098

   Accrued income taxes, payroll &
      other accrued liabilities                         109,871          117,731

   Deferred income on shipments
      to distributors                                    44,678           46,168
                                                     ----------       ----------

        Total current liabilities                       162,029          168,997
                                                     ----------       ----------

Deferred tax and other
    long-term liabilities                                79,921           37,982

Stockholders' equity:

   Common stock                                         740,397          672,916
   Retained earnings                                  1,067,582        1,108,538
   Accumulated other
         comprehensive income                             6,950                0
                                                     ----------       ----------
        Total stockholders' equity                    1,814,929        1,781,454
                                                     ----------       ----------
                                                     $2,056,879       $1,988,433
                                                     ==========       ==========